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                                                                   EXHIBIT 5.1

                                            October 31, 2000

Inverness Medical Technology, Inc.
200 Prospect Street
Waltham, Massachusetts 02453

Ladies and Gentlemen:

         We have acted as special counsel to Inverness Medical Technology, Inc., a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of up to 3,500,000 shares (the "Company Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company and by certain selling stockholders (the "Selling Stockholders") of up to 640,000 shares of Common Stock (the "Selling Stockholder Shares"). The Shares include an over-allotment option of up to 150,000 and 390,000 shares of Common Stock to be sold by the Company and the Selling Stockholders, respectively. This opinion is being delivered in connection with the Company's Registration Statement on Form S-3 (No. 333-48510) (the "Registration Statement") relating to the registration of the offering and sale of the Shares under the Securities Act of 1933, as amended (the "Securities Act"). All of the Shares are to be sold by the Company to the several underwriters (the "Underwriters") of which ING Barings LLC, UBS Warburg LLC, SG Cowen Securities Corporation and Gruntal & Co., L.L.C. are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Representatives of the Underwriters.

         In connection with rendering this opinion, we have examined the form of the proposed Underwriting Agreement, which will be filed as an Exhibit to the Registration Statement; the Certificate of Incorporation and By-laws of the Company, each as amended and amended and restated to date; such records of the corporate proceedings of the Company as we deemed material; and such other certificates, receipts, records and documents as we have considered necessary for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public materials. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware

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Constitution and reported judicial decisions interpreting the Delaware General
Corporation Law and the Delaware Constitution).

         Based upon the foregoing, we are of the opinion that (i) when the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed and delivered by the Company and on behalf of the Underwriters, and the Company Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Company Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company, and (ii) the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable by the Company.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement.


                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar LLP

                                             GOODWIN, PROCTER & HOAR LLP